Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Maryland Dividend Advantage Municipal Fund 2

811-10349


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2012.

A special meeting of shareholders was held in the offices of Nuveen Investments on April 5, 2012; at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization.
 The special meeting was subsequently adjourned to May 17, 2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            2,951,920
            1,184,383
   Against
               151,491
                 45,150
   Abstain
                 75,389
                 10,050
   Broker Non-Votes
            1,045,258
               361,517
      Total
            4,224,058
            1,601,100



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            2,944,629
            1,180,883
   Against
               154,232
                 46,150
   Abstain
                 79,939
                 12,550
   Broker Non-Votes
            1,045,258
               361,517
      Total
            4,224,058
            1,601,100

Voting results for the special meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the Agreement and Plan of
Reorganization.


   For
            3,689,248
            1,412,954
   Against
               114,620
                 46,889
   Abstain
               102,925
                 44,500
      Total
            3,906,793
            1,504,343



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090035.

Proxy materials for the special meeting are herein incorporated by reference to the SEC filing on January 24, 2012, under Conformed Submission Type N 14 8C/A, accession number 0001193125-12-021940.